                                                                       EXHIBIT 3

                              CKS VOTING AGREEMENT


     This Voting Agreement ("Agreement") is made and entered into as of September 1, 1998, by and between USWeb Corporation, a Delaware corporation ("USWeb"), and the undersigned stockholder ("Stockholder") of CKS Group, Inc., a Delaware corporation ("CKS").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, USWeb, CKS and USWeb Acquisition Corporation 134, a Delaware corporation and a wholly owned subsidiary of USWeb ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into CKS. Pursuant to the Merger, shares of capital stock of CKS will be converted into Common Stock of USWeb on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of CKS as is indicated on the final page of this Agreement (the "Shares").

     C. USWeb desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of CKS acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of CKS so as to facilitate consummation of the Merger.

     D. As an inducement to the Stockholder's willingness to enter into this Agreement, USWeb has agreed (i) to file with the Securities and Exchange Commission (the "SEC") certain financial information regarding the operations of the combined company as contemplated hereby and by that certain CKS Group, Inc. Holder Agreement to be entered into by the Stockholder in connection with the Merger (the "Holder Agreement") and (ii) to register, in accordance with the terms of the Holder Agreement, the shares of USWeb Common Stock to be received by the Stockholder in the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Vote Shares.
          ------------------------

          1.1  Definition.  As used herein, the term "Expiration Date" shall
               ----------
mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof.

          1.2  Additional Purchases.  Stockholder agrees that any shares of
               --------------------
capital stock of CKS that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they
constituted Shares.    Any Shares with respect to which Stockholder ceases to be
the beneficial owner without violation of Stockholder's obligations pursuant to the Holder Agreement shall cease to be included in the definition of "Shares."

     2.   Agreement to Vote Shares.  At every meeting of the stockholders of CKS
          ------------------------
called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of CKS with respect to any of the following, Stockholder shall vote the Shares and any New Shares beneficially owned or controlled by Stockholder in favor of approval of the Merger Agreement and the Merger; provided that the Stockholder shall not
                                        --------
be required to vote in favor of, or consent to, any action that would (i) impose any obligation on the Stockholder not contemplated hereby or in the Holder Agreement or (ii) reduce the amount of USWeb Common Stock to be received by the Stockholder in the Merger. Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

     3.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to USWeb a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in
Section 212 of the Delaware General Corporation Law, with respect to the Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange
Act) by Stockholder set forth therein; provided, however, that the Proxy shall be revoked upon expiration or termination of this Voting Agreement in accordance with its terms and shall be revoked with respect to any Shares with respect to which Stockholder ceases to be the beneficial owner without violation of Stockholder's obligations pursuant to the Holder Agreement upon such event.

     4.   Representations, Warranties and Covenants of the Stockholder.
          ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to USWeb that Stockholder
(i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of CKS other than the Shares and any New Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     5.   No Limitation on Discretion as Director.  This Agreement is intended
          ---------------------------------------
solely to apply to the exercise by Stockholder in his, her its individual capacity as a stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder or any of its designees, employees or agents with respect to, any action which may be taken or omitted by such person acting in his or her fiduciary capacity as a director of CKS.

     6.   Publication of Financial Results.  USWeb shall use its commercially
          --------------------------------
reasonable best efforts to publish, in accordance with ASR 135 and other applicable accounting rules, as promptly as practicable, consolidated financial results covering at least thirty (30) days of post-Merger combined operations of USWeb and CKS.

     7.   Additional Documents.  Stockholder and USWeb hereby covenant and agree
          --------------------
to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of USWeb or Stockholder, as the case may be, to carry out the intent of this Agreement and the Proxy.

     8.   Consent and Waiver.  Stockholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     9.   Termination.  This Agreement and the Proxy delivered in connection
          -----------
herewith shall terminate and shall have no further force or effect as of 5:00 p.m. (Pacific Time) on the Expiration Date.

     10.  Miscellaneous.
          -------------

          10.1  Severability. If any term, provision, covenant or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction to be invalid void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          10.2  Binding Effect and Assignment.  This Agreement and all of
                -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without prior written consent of the other.

          10.3  Amendments and Modification.  This Agreement may not be
                ---------------------------
modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          10.4  Specific Performance; Injunctive Relief.  The parties hereto
                ---------------------------------------
acknowledge that USWeb will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to USWeb upon any such violation, USWeb shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to USWeb at law or in equity.

          10.5  Notices.  All notices, requests, claims, demands and other
                -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to USWeb:              USWeb Corporation
                               2880 Lakeside Drive, Suite 300
                               Santa Clara, California  95054
                               Attn:  Chief Financial Officer
                               Telephone:  (408) 987-3200
                               Facsimile:  (408) 987-3240

                               With a copy to its General Counsel at the same address, and

     With a copy to:           Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, California 94304-1050
                               Attn:  Mark Bonham
                               Telephone:  (650) 493-9300
                               Facsimile:  (650) 493-6811

     If to the Stockholder:    To the address for notice set forth on the
                               last page hereof.

     With a copy to:           Gray Cary Ware & Freidenrich LLP
                               400 Hamilton Avenue
                               Palo Alto, California 94304
                               Attn:  Rod J. Howard
                               Telephone:  (650) 833-2496
                               Facsimile:  (650) 327-3699

                               and
                               Cleary, Gottlieb, Steen & Hamilton
                               One Liberty Plaza
                               New York, New York 10006
                               Attn:  Barry Fox
                               Telephone:  (212) 225-2350
                               Facsimile:  (212) 225-3999

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     10.6  Governing Law.  This Agreement shall be governed by, and construed
           -------------
and enforced in accordance with, the internal laws of the State of Delaware.

     10.7  Entire Agreement.  This Agreement contains the entire understanding
           ----------------
of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     10.8  Counterparts.  This Agreement may be executed in several
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     10.9  Effect of Headings.  The section headings herein are for convenience
           ------------------
only and shall not affect the construction of interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              USWEB CORPORATION


                              By:
                                  ------------------------------------------
                              Title:
                                     ---------------------------------------

                              STOCKHOLDER:


                              By:
                                  ------------------------------------------
                              Stockholder's Address for Notice:

                              ----------------------------------------------

                              ----------------------------------------------

                              ----------------------------------------------

                              Shares beneficially owned:

                              _______________ shares of Common Stock

                              Shares subject to outstanding options:

                              _______________ shares of Common Stock



                             ***VOTING AGREEMENT***

                                   Exhibit A

                               IRREVOCABLE PROXY


     The undersigned stockholder of CKS Group, Inc., a Delaware corporation ("CKS"), hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law and except as otherwise provided herein) appoints the directors on the Board of Directors of USWeb Corporation, a Delaware corporation ("USWeb"), and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of CKS beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of September 1, 1998 (the "Merger Agreement"), among USWeb, USWeb Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of USWeb ("Merger Sub"), and CKS, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     Notwithstanding any other provision of this Proxy, upon notice by the Stockholder to USWeb of any transfer permitted pursuant to that certain CKS Group, Inc. Holder Agreement of even date herewith, the proxy granted hereby shall automatically be revoked with respect to any Shares so transferred and any such notice shall be attached as an exhibit hereto and shall be deemed to reduce the number of Shares with respect to which a proxy is granted hereunder.

     Except as otherwise provided herein, this proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Voting Agreement dated as of September 1, 1998 between USWeb and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of USWeb entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of CKS stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of CKS and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:___________________, 1998

     Signature of Stockholder:
                              ----------------------------------------------
     Print Name of Stockholder:
                               ---------------------------------------------
     Shares beneficially owned:

                                   shares of Common Stock
     ------------------------------



                           ****IRREVOCABLE PROXY****